Exhibit 99.1
For Immediate Release
Contact: Vickie Schray
vickie.schray@zovio.com
866 475 0317 x10003

Zovio Inc Reports Second Quarter 2021 Results

CHANDLER, AZ (July 28, 2021) - Zovio Inc (NASDAQ: ZVO), an education technology services company, today announced its results for the three and six months ended June 30, 2021.
"We delivered second quarter 2021 results in-line with our expectations, despite the continued enrollment headwinds many higher education institutions are experiencing,” commented George Pernsteiner, Zovio Board Chair and Interim CEO. “Our growth segment continues to deliver exceptional performance as both Fullstack and TutorMe added new partners during the quarter. In addition, the actions we have taken to strengthen Zovio operationally, as well as our efforts to advance our partnership with the University of Arizona Global Campus, will undoubtedly better position the Company for improved performance and long-term growth."
On December 1, 2020, the Company consummated a Sale Transaction in which the Company transferred the academic and related operations and assets comprising the University of Arizona Global Campus (“Global Campus”). The Company now provides services to Global Campus, which include recruiting, financial aid, counseling, institutional support, information technology, and academic support services. The Company made changes in its presentation of its revenue line items and operating expenses and reclassified prior periods to conform to the current presentation.
Financial Results for the Three Months Ended June 30, 2021
Revenue and other revenue for the three months ended June 30, 2021 was $69.2 million, compared with revenue and other revenue of $103.9 million for the three months ended June 30, 2020.
Operating loss for the three months ended June 30, 2021 was $4.5 million, compared with operating income of $5.3 million for the three months ended June 30, 2020.
Net loss for the three months ended June 30, 2021 was $4.0 million, compared with net income of $5.1 million for the three months ended June 30, 2020.
Diluted loss per share for the three months ended June 30, 2021 was $0.12, compared with diluted income per share of $0.16 for the three months ended June 30, 2020.
The Company recognized an income tax benefit of approximately $0.2 million for the three months ended June 30, 2021, compared with an income tax expense of $0.3 million for the three months ended June 30, 2020.
Non-GAAP Financial Results for the Three Months Ended June 30, 2021
Non-GAAP operating loss for the three months ended June 30, 2021 was $1.0 million, compared with non-GAAP operating income of $7.7 million for the three months ended June 30, 2020. Non-GAAP operating loss for the three months ended June 30, 2021 excludes restructuring and impairment costs of $2.3 million, separation transaction costs of $0.3 million, acquisition costs of $0.5 million and non-GAAP stock compensation of $0.4 million. Non-GAAP operating loss for the three months ended June 30, 2020 excludes restructuring and impairment expense of $0.5 million, separation transaction costs of $2.6 million and a reversal of acquisition costs of $0.6 million.
Non-GAAP net loss for the three months ended June 30, 2021 was $0.8 million, compared with non-GAAP net income of $8.0 million for the three months ended June 30, 2020. Non-GAAP net loss for the three months ended June 30, 2021 excludes restructuring and impairment costs of $2.3 million, separation transaction costs of $0.3 million, acquisition costs of $0.5 million, non-GAAP stock compensation of $0.4 million and income tax benefit of $0.3 million. Non-GAAP net income for the three months ended June 30, 2020 excludes restructuring and

Exhibit 99.1
impairment expense of $0.5 million, separation transaction costs of $2.6 million, a reversal of acquisition costs of $0.6 million, and income tax expense of $0.4 million.
Non-GAAP diluted loss per share for the three months ended June 30, 2021 was $0.02, compared with non-GAAP diluted income per share of $0.24 for the three months ended June 30, 2020.
Financial Results for the Six Months Ended June 30, 2021
Revenue and other revenue for the six months ended June 30, 2021 was $146.0 million, compared with revenue and other revenue of $201.8 million for the six months ended June 30, 2020.
Operating loss for the six months ended June 30, 2021 was $13.8 million, compared with operating loss of $5.2 million for the six months ended June 30, 2020.
Net loss for the six months ended June 30, 2021 was $13.5 million, compared with net income of $7.2 million for the six months ended June 30, 2020.
Diluted loss per share for the six months ended June 30, 2021 was $0.41, compared with diluted income per share of $0.23 for the six months ended June 30, 2020.
The Company recognized an income tax benefit of $0.1 million for the six months ended June 30, 2021, compared with an income tax benefit of $12.5 million for the six months ended June 30, 2020.
Non-GAAP Financial Results for the Six Months Ended June 30, 2021
Non-GAAP operating loss for the six months ended June 30, 2021 was $4.1 million, compared with non-GAAP operating income of $5.0 million for the six months ended June 30, 2020. Non-GAAP operating loss for the six months ended June 30, 2021 excludes restructuring and impairment expense of $2.3 million, separation transaction costs of $1.1 million, acquisition costs of $1.3 million, non-GAAP stock compensation of $0.4 million and severance costs of $4.6 million. Non-GAAP operating income for the six months ended June 30, 2020 excludes restructuring and impairment expense of $3.2 million, separation transaction costs of $4.1 million and acquisition costs of $2.9 million.
Non-GAAP net loss for the six months ended June 30, 2021 was $4.1 million, compared with non-GAAP net income of $4.8 million for the six months ended June 30, 2020. Non-GAAP net loss for the six months ended June 30, 2021 excludes restructuring and impairment expense of $2.3 million, separation transaction costs of $1.1 million, acquisition costs of $1.3 million, non-GAAP stock compensation of $0.4 million, severance costs of $4.6 million and income tax benefit of $0.3 million. Non-GAAP net income for the six months ended June 30, 2020 excludes restructuring and impairment expense of $3.2 million, separation transaction costs of $4.1 million, net acquisition costs of $2.9 million and income tax benefit of $12.6 million.
Non-GAAP diluted loss per share for the six months ended June 30, 2021 was $0.12, compared with non-GAAP diluted income per share of $0.15 for the six months ended June 30, 2020.
Balance Sheet and Cash Flow
As of June 30, 2021, the Company had combined cash and cash equivalents of $24.0 million, compared with combined cash and cash equivalents of $35.5 million as of December 31, 2020.
The Company used $16.3 million of cash in operating activities during the six months ended June 30, 2021, compared with $6.7 million of cash provided by operating activities during the six months ended June 30, 2020.
About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted income (loss) per share, EBITDA and Adjusted EBITDA. These non-GAAP measures exclude restructuring and impairment expense, separation transaction costs, acquisition costs, certain stock compensation, severance costs, as well as certain income tax adjustments, as applicable. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and are not based on a comprehensive set of accounting rules. Management believes non-GAAP financial measures are useful in providing investors with an understanding of how specific line items in the consolidated statements of income (loss) are affected by items that may not be indicative of the operating results of the Company’s core business. To the extent that other companies use similar methods in calculating and reporting non-

Exhibit 99.1
GAAP operating results, the Company believes provision of supplemental non-GAAP financial information allows for a meaningful comparison of the Company’s performance against the performance of other companies. The Company further believes that these non-GAAP financial measures provide useful information regarding its ongoing operating activities and business trends related to its results of operations, as well as a meaningful comparison with historical financial results. The Company’s management and board of directors utilize these non-GAAP financial measures, together with the Company’s financial statements prepared in accordance with GAAP, in developing operating budgets and evaluating the Company’s performance. These non-GAAP financial measures are intended to supplement GAAP financial information, and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Refer to the accompanying tables for a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Earnings Conference Call and Webcast
Zovio Inc will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States is (877) 395-6119, and the dial-in number for other callers is (647) 689-5537. The access code for all callers is 8439024. A live broadcast of the call will also be available on the Company’s website at http://ir.zovio.com.
About Zovio Inc
Zovio Inc (NASDAQ: ZVO) is an education technology services company that partners with higher education institutions and employers to deliver innovative, personalized solutions to help learners and leaders achieve their aspirations. The Zovio network, which includes Fullstack Academy and TutorMe, leverages its core strengths and applies its technology and capabilities to priority market needs. Using advanced data and analytics, Zovio identifies the most meaningful ways to enhance the learner experience and deliver strong outcomes for higher education institutions, employers, and learners. Zovio's purpose is to help everyone be in a class of their own. For more information, visit www.zovio.com.
Forward-Looking Statements
This news release may contain forward-looking statements which are not statements of historical fact and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company’s outlook for the remainder of 2021 and beyond. These forward-looking statements are based on current information and expectations and are subject to various risks and uncertainties. The Company’s actual performance or results may differ materially from those expressed in or suggested by such statements due to various factors, including, without limitation: our ability to successfully transition to being an education technology services company.
Additional information on factors that could cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 24, 2021, the Company’s quarterly reports on Form 10-Q and the Company’s current reports on Form 8-K which are available at www.zovio.com. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management’s good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

Exhibit 99.1

ZOVIO INC
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30 ,		Six Months Ended June 30,
	2021	2020	2021	2020

University Partners segment revenue	$62,254	$98,962	$131,933	$192,828
Zovio Growth segment revenue	6,932	4,978	14,112	8,984
Revenue and other revenue	$69,186	$103,940	$146,045	$201,812
Costs and expenses:
Technology and academic services	$18,056	$17,209	$37,200	$35,737
Counseling services and support	23,173	23,540	48,498	46,859
Marketing and communication	21,729	21,675	47,560	46,743
General and administrative	8,376	11,581	24,272	24,968
University-related expenses	—	24,167	—	49,469
Restructuring and impairment expense	2,341	483	2,341	3,246
Total costs and expenses	73,675	98,655	159,871	207,022
Operating income (loss)	(4,489)	5,285	(13,826)	(5,210)
Other income (loss), net	232	161	159	(101)
Income (loss) before income taxes	(4,257)	5,446	(13,667)	(5,311)
Income tax expense (benefit)	(224)	299	(141)	(12,478)
Net income (loss)	$(4,033)	$5,147	$(13,526)	$7,167

Income (loss) per share:
Basic	$(0.12)	$0.16	$(0.41)	$0.23
Diluted	$(0.12)	$0.16	$(0.41)	$0.23
Weighted average number of common shares outstanding used in computing income (loss) per share:
Basic	33,343	32,137	33,058	31,238
Diluted	33,343	32,501	33,058	31,495

Exhibit 99.1
ZOVIO INC
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$23,981	$35,462
Restricted cash	13,283	20,035
Investments	1,476	1,515
Accounts receivable, net	7,922	7,204
Prepaid expenses and other current assets	13,231	12,617
Total current assets	59,893	76,833
Property and equipment, net	28,615	30,575
Operating lease assets	31,388	20,114
Goodwill and intangibles, net	30,433	31,785
Other long-term assets	3,566	1,999
Total assets	$153,895	$161,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$51,439	$62,693
Deferred revenue and student deposits	10,582	8,090
Total current liabilities	62,021	70,783
Rent liability	36,523	24,125
Other long-term liabilities	8,243	7,181
Total liabilities	106,787	102,089
Total stockholders’ equity	47,108	59,217
Total liabilities and stockholders’ equity	$153,895	$161,306

Exhibit 99.1
ZOVIO INC
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30 ,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(13,526)	$7,167
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for bad debts	911	6,402
Depreciation and amortization	4,262	5,883
Deferred income taxes	—	(4)
Stock-based compensation	2,629	4,940
Noncash lease expense	4,367	6,427
Net loss (gain) on marketable securities	(144)	117
Loss (gain) on disposal or impairment of fixed assets	61	—
Changes in operating assets and liabilities:
Accounts receivable	(1,628)	(13,598)
Prepaid expenses and other current assets	(614)	301
Other long-term assets	(1,568)	6
Accounts payable and accrued liabilities	(9,198)	(9,139)
Deferred revenue and student deposits	2,491	6,781
Operating lease liabilities	(5,243)	(6,409)
Other liabilities	940	(2,158)
Net cash provided by (used in) operating activities	(16,260)	6,716
Cash flows from investing activities:
Capital expenditures	(733)	(1,570)
Purchases of investments	(64)	(684)
Capitalized costs for intangible assets	(333)	(146)
Sale of investments	247	1,818
Net cash used in investing activities	(883)	(582)
Cash flows from financing activities:
Proceeds from the issuance of stock under employee stock purchase plan	76	112
Borrowings from long-term liabilities	—	2,682
Tax withholdings on issuance of stock awards	(1,166)	(382)
Repurchase of common stock	—	(106)
Net cash provided by (used in) financing activities	(1,090)	2,306
Net increase (decrease) in cash, cash equivalents and restricted cash	(18,233)	8,440
Cash, cash equivalents and restricted cash at beginning of period	55,497	92,537
Cash, cash equivalents and restricted cash at end of period	$37,264	$100,977

Exhibit 99.1

ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating Income (Loss) Reconciliation:
GAAP operating income (loss)	$(4,489)	$5,285	$(13,826)	$(5,210)
Restructuring and impairment expense	2,341	483	2,341	3,246
Separation transaction costs	285	2,575	1,062	4,096
Acquisition costs, net	513	(612)	1,345	2,878
Non-GAAP stock compensation	367	—	367	—
Severance costs	—	—	4,601	—
Non-GAAP operating income (loss)	$(983)	$7,731	$(4,110)	$5,010

Net Income (Loss) Reconciliation:
GAAP net income (loss)	$(4,033)	$5,147	$(13,526)	$7,167
Restructuring and impairment expense	2,341	483	2,341	3,246
Separation transaction costs	285	2,575	1,062	4,096
Acquisition costs, net	513	(612)	1,345	2,878
Non-GAAP stock compensation	367	—	367	—
Severance costs	—	—	4,601	—
Income tax impact, non-GAAP	(265)	360	(275)	(12,621)
Non-GAAP net income (loss)	$(792)	$7,953	$(4,085)	$4,766

Diluted Income (Loss) Per Share Reconciliation:
GAAP diluted income (loss) per share	$(0.12)	$0.16	$(0.41)	$0.23
Restructuring and impairment expense	0.07	0.01	0.07	0.10
Separation transaction costs	0.01	0.08	0.03	0.13
Acquisition costs, net	0.02	(0.02)	0.05	0.09
Non-GAAP stock compensation	0.01	—	0.01	—
Severance costs	—	—	0.14	—
Income tax impact, non-GAAP	(0.01)	0.01	(0.01)	(0.40)
Non-GAAP diluted income (loss) per share	$(0.02)	$0.24	$(0.12)	$0.15

Exhibit 99.1
ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted EBITDA Reconciliation:
GAAP net income (loss)	$(4,033)	$5,147	$(13,526)	$7,167
Interest expense (income), net	(232)	(161)	(159)	101
Income tax expense (benefit)	(224)	299	(141)	(12,478)
Depreciation and amortization	1,977	2,905	4,262	5,883
EBITDA	(2,512)	8,190	(9,564)	673
Restructuring and impairment expense	2,341	483	2,341	3,246
Separation transaction costs	285	2,575	1,062	4,096
Acquisition costs, net	—	(1,444)	—	1,215
Non-GAAP stock compensation	367	—	367	—
Severance costs	—	—	4,601	—
Adjusted EBITDA	$481	$9,804	$(1,193)	$9,230